                                                                   EXHIBIT 10.32

                                    AMENDMENT
            TO THE TESORO PETROLEUM CORPORATION AMENDED AND RESTATED
                       EXECUTIVE LONG-TERM INCENTIVE PLAN



      THIS AGREEMENT by Tesoro Petroleum Corporation (the "Sponsor"),

                                   WITNESSETH:

      WHEREAS, the Sponsor maintains the Plan known as "Tesoro Petroleum Corporation Amended and Restated Executive Long-Term Incentive Plan" (the "Plan"); and

      WHEREAS, the Sponsor retained the right in Section 14.1 of the Plan to amend the Plan from time to time; and

      WHEREAS, the Board of Directors of the Sponsor approved resolutions on the 6th day of March, 2002, to amend the Plan;

      NOW, THEREFORE, the Sponsor agrees that, effective upon the approval of a majority of the stockholders of the Sponsor, Section 4.1 of the Plan is hereby amended in its entirety to read as follows:

      4.1 Number of Shares. Subject to adjustment as provided in Section 4.3 herein, the total number of Shares available for grant under the Plan may not exceed 7,250,000. These shares may be either authorized but unissued or reacquired Shares.

            The following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan:

            (a) While an Award is outstanding, it shall be counted against the authorized pool of Shares, regardless of its vested status.

            (b) The grant of an Option or Restricted Stock shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Award.

            (c) The grant of a Tandem SAR shall reduce the number of Shares available for grant by the number of shares subject to the related Option (i.e., there is no double counting of Options and their related Tandem SARs).

            (d) The grant of an Affiliated SAR shall reduce the number of Shares available for grant by the number of Shares subject to the SAR, in addition to the number of Shares subject to the related Option.

            (e)   The grant of a Freestanding SAR shall reduce the number of

                  Shares available for grant by the number of Freestanding SARs granted.

            (f) The Committee shall in each case determine the appropriate number of Shares to deduct from the authorized pool in connection with the grant of Performance Units and/or Performance Shares.




                                      -2-